CERTIFICATE OF CORRECTION TO
                    ARTICLES OF AMENDMENT AND RESTATEMENT OF
                        LEGG MASON TAX-EXEMPT TRUST, INC.

         Legg  Mason  Tax-Exempt  Trust,  Inc.,  a  Maryland   corporation  (the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland ("MSDAT") that:

         FIRST: On December 2, 2002, the Corporation filed Amended and Restated Articles of Incorporation with MSDAT.

         SECOND: The fourth paragraph of Article Sixth, Section 6.1 of the Amended and Restated Articles of Incorporation reads as follows:

Without limiting the authority of the Board of Directors as set forth herein to establish and designate any further Series or Classes, and to classify and reclassify any unissued shares, there is established and classified one Class of stock comprising two billion (2,000,000) Shares, to be known as "Money Market Portfolio" Series.

         THIRD: The fourth paragraph of Article Sixth, Section 6.1 of the Amended and Restated Articles of Incorporation is hereby corrected by replacing the language thereunder so that the corrected fourth paragraph of Article Sixth,
Section 6.1 of the Amended and Restated Articles of Incorporation will read as follows:

Without limiting the authority of the Board of Directors as set forth herein to establish and designate any further Series or Classes, and to classify and reclassify any unissued shares, there is established and classified one Class of stock comprising two billion (2,000,000,000) Shares, to be known as "Money Market Portfolio" Series.

         IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and attested by its Assistant Secretary on February 24, 2003.

                                       LEGG MASON TAX-EXEMPT TRUST, INC.


                                       /s/ Marc R. Duffy
                                       --------------------------------
                                       Vice President and Secretary

ATTEST:


/s/ Kevin Ehrlich
-----------------------------
Assistant Secretary